SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

FIRST AMENDMENT TO
CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On May 17, 2006, Sunrise Telecom Incorporated (the "Company") issued a press regarding its financial results for the quarter ended March 31, 2006. This release supplements disclosure of preliminary results of the quarter ended March 31, 2006 that was provided on May 9, 2006. A copy of the May 17, 2006 press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed “furnished”, not “filed”, for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: May 17, 2006	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

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EXHIBIT INDEX

Number	Description

99.1	Press Release issued by Sunrise Telecom, Inc. on May 17, 2006, announcing financial results for the three months ended March 31, 2006.

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Exhibit 99.1
At Sunrise Telecom Incorporated
Richard D. Kent                   Kate Sidorovich
Chief Financial Officer                  Investor Relations
(408) 363-8000                   415-445-3236

SUNRISE TELECOM REPORTS $16.4 MILLION SALES FOR FIRST QUARTER OF 2006

· Loss from operations of $5.3 million
· Backlog at quarter end of $14.6 million
· Second quarter 2006 sales projected between $17 and $21 million

SAN JOSE, CA, May 17, 2006 - Sunrise Telecom Incorporated (Pink Sheets: SRTI.PK), a leader in testing and monitoring solutions for voice, video, data services and next-generation digital multimedia, today reported sales for the first quarter of 2006 of $16.4 million, in line with the preliminary range of $16 to $18 million provided by the company on April 7, 2006. This represents 40% annual growth compared to sales of $11.7 million in the first quarter of 2005, which was adversely impacted by shipment delays, and a 24% sequential decline compared to $21.7 million in sales reported for the seasonally strong fourth quarter of 2005. Diluted GAAP net loss per share was $(0.10), compared with $(0.09) per share in the first quarter of 2005 and GAAP net loss of $(0.01) per share for the fourth quarter of 2005.  Backlog at quarter-end was $14.6 million, compared with $5.9 million at the end of the first quarter of 2005 and $7.6 million at the end of the fourth quarter of 2005.

Said Sunrise Telecom President and CEO, Paul Marshall, “We are pleased to report one of the strongest first quarter sales and orders in the company’s history. They were driven, not by a single product or geography, but by broad-based, growing demand for a variety of our solutions in many world markets. Order activity continued to grow during the quarter, resulting in higher than expected quarter-end backlog. At the same time, mixed with this success are higher than normal turnover rates in our San Jose and Taipei locations and the departure of some members of senior management.”

Wireline

Wireline revenues were $6.2 million in the first quarter of 2006, up 29% year-over-year and down 5% sequentially. The FTTx trials and deployment activity by the North American RBOCs continued generating demand for the MTT handheld platform targeting a broad range of triple-play testing and installation needs. During the quarter, Sunrise Telecom shipped follow-on orders for its ADSL2+ modules on MTT to an RBOC that standardized on that platform in the second half of 2005. The company was also working closely with another RBOC to develop new testing features to accommodate the specifics of the FTTx architecture chosen by that carrier. In the first quarter, that customer placed a follow-on order for VDSL modules as well as a large initial order for handhelds used to test triple play services inside the customer premises. International activity was strong, in part due to follow-on orders under a contract with a Tier-One carrier in France. Shipments to that carrier doubled in the first quarter as compared to the fourth quarter of 2005.

Broadband Cable

Broadband sales were $5.8 million, representing 47% annual and 16% sequential growth rates. Sales were driven by the roll-out of Voice over IP (VoIP) as the capstone of the triple play service by cable operators. During the quarter, Sunrise Telecom shipped significant volumes of its CM1000 handhelds used by field technicians for VoIP installation and service verification, as well as its video spectrum analyzer, the AT2500, used at the headend. Sales of AT2500 grew 60% year-over-year and in excess of 40% sequentially, reflecting investments by Multi-System Operators (MSOs) in network buildout and increased focus on the quality of VoIP services. Sunrise Telecom is currently supplying four of the top five North American MSOs with testing solutions for their VoIP initiatives.

As announced in July of last year, Sunrise Telecom was selected as a sole supplier of testing equipment for video-over-fiber service installation by a leading North-American RBOC. Orders under this contract accelerated throughout the second half of 2005 and during the first quarter of 2006. In the first quarter, Sunrise Telecom shipped its CM750 handhelds, to support this carrier’s FTTx roll-out in the new geographic markets, and its AT2500 central office units to monitor services in the existing markets. The first quarter order activity under this contract outpaced shipments and contributed to backlog.

Fiber Optics

Fiber optics revenues were $3.8 million as compared to $2.4 million in the first quarter of 2005 and $8.1 million in the fourth quarter of 2005. The optical platform, STT, was one of the key revenue contributors in the first quarter. Sunrise Telecom continued to receive follow-on orders on the two major standardization wins secured last year - one with a North American RBOC, another with a leading German carrier. The recently introduced hybrid module on STT, supporting Ethernet payloads inside SONET/SDH transport lines, has also received a lot of attention from network equipment manufacturers. A number of European and Asian equipment manufacturers have ordered the STT for the use in their labs and are evaluating this platform for potential bundling with their network solutions.

Protocol

The protocol group generated first quarter revenues of $0.6 million in the first quarters of both 2006 and 2005. During the first quarter of 2006, the company received several orders for its 3GMaster wireless protocol analyzer, which are expected to be shipped in the second quarter of 2006. During the quarter the group also began deliveries and installation of its Traffic Analysis and Monitoring Systems (TAMS) under a $3 million order from O2 Germany, a leading European provider of mobile communications services. Although these units have been invoiced and will be paid for in accordance with the contract, the revenue will not be recognized until the final acceptance is received from the customer.

Status of Investigation

The company’s previously announced investigation of transactions and business practices in its foreign operations is continuing.  As a result, the company’s independent registered public accounting firm has not completed its audit of the Company’s fiscal 2005 results, or commenced its review of the Company’s first quarter results, and the preliminary results presented in this press release could change as a result of the completion of such audit and review.  The company intends to file its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q for the periods ended September 30, 2005 and March 31, 2006 when its registered independent public accounting firm has completed its audit and review of the company's financial statements.  The company plans to convene its annual meeting of shareholders when the company is current in its SEC reporting and able to circulate proxy materials in connection with the annual meeting.

Financial Results Summary
(In thousands, except per share and percentage data, unaudited)

	For the Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005

GAAP Financial Results:

Net sales	$16,389	$21,683	$11,718
Loss from operations	$(5,325)	$(486)	$(4,896)
Net loss	$(5,098)	$(371)	$(4,790)
Net loss per share (basic and diluted)	$(0.10)	$(0.01)	$(0.09)
Shares used in calculation	51,349	51,233	50,758
Gross profit percentage	63%	68%	66%

Other Information:
Backlog, at end of quarter	$14,616	$7,578	$5,917

First Quarter Financial Highlights

In the first quarter of 2006, Sunrise Telecom reported gross margin of 63%, compared to 66% the first quarter a year ago and down from 68% in the fourth quarter of 2005. Decreased margins were primarily the result of changes in product mix during the quarter as compared to the first and fourth quarters of 2005.

GAAP loss from operations was ($5.3) million in the first quarter of 2006, compared with GAAP loss from operations of ($4.9) million in the first quarter of 2005 and ($0.5) million in the fourth quarter of 2005. First quarter operating expenses were $15.7 million, which increased in absolute terms but declined as a percentage of revenues as compared to $12.6 million in the first quarter of 2005.

The main factors behind the increase in the dollar amount spent on operating expenses were legal and accounting, higher sales commissions reflecting higher revenue and new hires in the international sales offices and the Broadband group to support anticipated growth in these areas. In the first quarter of 2006, legal and accounting expenses to support the Company’s investigation of transactions and business practices in its foreign operations were $1.3 million. One time costs associated with severance and other agreements relating to the resignation of certain officers of the Company were $0.4 million.

The Company also recognized as expense $0.4 million in stock based compensation during the first quarter of 2006 related to options provided to employees, and resulting from the implementation of Financial Accounting Standard 123R, Share-Based Payment. Based on the Company’s financial performance in 2005, Sunrise Telecom will not declare or pay a dividend in 2006.

Outlook

Added Paul Marshall, “We see major carriers worldwide selecting Sunrise Telecom as their testing equipment provider of choice for next generation networks, including FTTX triple play, Ethernet-over-SONET, 3G wireless, and others. Last year we announced several major standardization wins in these fast growing areas of the telecom testing market. The flow of orders pursuant to these contracts has been steadily accelerating driving our shipments as well as the quarter-end backlog. Based on the current backlog and our assessment of the market, we expect our second quarter sales to be in the range of $17 to $21 million. We note that about $5 million of the March 31 backlog is not expected to ship until the third quarter of 2006. This delay is a function of the TAMS protocol order described earlier as well as of a new triple-play product which is being readied for shipment.”

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers’ overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales expectations for the second quarter of 2006, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; the uncertain impact of the cost cutting measures Sunrise Telecom has taken to date and those that Sunrise Telecom may take in the future; increased management attention and increased costs associated with securities regulation compliance; the unknown effects of management changes; the loss of key personnel; and the impact of an ongoing special investigation. Some of these risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Forms 10-Q for the quarters ended March 31 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$17,353	$18,324
Short-term investments	6,125	6,632
Accounts receivable, net of allowance of $512 and $428 respectively	12,057	17,724
Inventories	15,319	13,629
Prepaid expenses and other assets	2,712	1,185
Deferred tax assets	409	409
Total current assets	53,975	57,903

Property and equipment, net	26,765	26,681
Restricted cash	300	17
Marketable securities	996	818
Goodwill	12,506	12,493
Intangible assets, net	1,414	1,564
Deferred tax assets	40	40
Other assets	1,188	888
Total assets	$97,184	$100,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$188	$243
Accounts payable	2,927	2,446
Other accrued expenses	12,126	11,796
Income taxes payable	1,690	1,438
Deferred revenue	1,241	842
Total current liabilities	18,172	16,765

Notes payable, less current portion	549	602
Deferred revenue	19	9

Stockholders’ equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 53,100,937 shares issued as of March 31, 2006 and December 31, 2005, respectively; 51,349,058 shares outstanding as of March31, 2006 and December 31, 2005, respectively	51	51
Additional paid-in capital	71,406	70,973
Retained earnings	5,742	10,840
Accumulated other comprehensive income	1,380	1,164
Total stockholders’ equity	78,579	83,028
Total liabilities and stockholders’ equity	$97,184	$100,404

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2006	2005

Net sales	$16,389	$11,718
Cost of sales	5,983	4,039
Gross profit	10,406	7,679

Operating expenses:
Research and development	5,284	4,570
Selling and marketing	6,106	4,851
General and administrative	4,341	3,154
Total operating expenses	15,731	12,575

Income (loss) from operations	(5,325)	(4,896)
Other income, net	351	212

Income (loss) before income taxes	(4,974)	(4,684)
Income tax expense	124	106

Net loss	$(5,098)	$(4,790)

Loss per share:
Basic and diluted	$(0.10)	$(0.09)

Shares used in per share computation:
Basic and diluted	51,349	50,758

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Cash received from customers	$21,967	$16,702
Cash paid to suppliers and employees	(22,280)	(15,863)
Income taxes refunded (paid)	20	(71)
Interest and other receipts, net	356	223
Net cash provided by operating activities	63	991

Cash flows from investing activities:
Sales of short-term investments, net	1,042	2,000
Purchases of short-term investments, net	(532)	(2,395)
Capital expenditures	(1,161)	(732)
Net cash used in investing activities	(651)	(1,127)

Cash flows from financing activities:
Decrease (increase) in restricted cash	(282)	294
Payments on notes payable	(124)	(67)
Dividends paid	—	(2,539)
Proceeds from exercise of stock options	—	212
Net cash used in financing activities	(406)	(2,100)

Effect of exchange rate changes on cash and cash equivalents	23	(167)
Net decrease in cash and cash equivalents	(971)	(2,403)

Cash and cash equivalents at the beginning of the period	18,324	17,758
Cash and cash equivalents at the end of the period	$17,353	$15,355

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS
(In thousands, unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2006		2005		2005
By Product:
Wireline access	$6,180	38%	$6,474	30%	$4,790	41%
Cable broadband	5,790	35%	4,995	23%	3,930	34%
Fiber optics	3,820	23%	8,129	37%	2,366	20%
Protocol	599	4%	2,085	10%	632	5%
	$16,389		$21,683		$11,718

	Three Months Ended
	March 31,		December 31,		March 31,
	2006		2005		2005
By Region:
North America (United States and Canada)	$8,442	52%	$11,003	51%	$5,257	45%
Asia Pacific	3,981	24%	3,471	16%	3,004	26%
Europe/Africa/Middle East	3,136	19%	6,569	30%	2,873	24%
Latin America	830	5%	640	3%	584	5%
	$16,389		$21,683		$11,718

SUNRISE TELECOM INCORPORATED
SUMMARY OF CERTAIN NONCASH EXPENSES
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

	Three Months Ended
	March 31,
	2006	2005

Share-based compensation:
Included in cost of sales	$25	$—
Included in research and development	123	—
Included in selling and marketing	103	—
Included in general and administrative	182	—
	$433	$—

Amortization of acquisition-related intangible assets included in general and administrative	$145	$586

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